As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PacWest Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0885320
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

PacWest Bancorp 2017 Stock Incentive Plan

(Full Title of the Plan)

Kori L. Ogrosky

Executive Vice President, General Counsel and Corporate Secretary

PacWest Bancorp

9701 Wilshire Boulevard, Suite 700

Beverly Hills, CA 90212
310-887-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick S. Brown

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

(310) 712-6600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,000,000	$48.73	$194,920,000.00	$22,591.23

(1)         In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and low prices of PacWest Bancorp common stock as reported on the NASDAQ Global Select Market on May 12, 2017.

INTRODUCTORY STATEMENT

PacWest Bancorp (the “registrant” or the “Company”) is filing this Registration Statement on Form S-8 relating to its common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to the terms of the PacWest Bancorp 2017 Stock Incentive Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

*       The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act.  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  The Company will maintain a file of such documents in accordance with the provisions of Rule 428.  Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in such file.  Any such request should be directed to Kori L. Ogrosky, Executive Vice President, General Counsel and Corporate Secretary, at PacWest Bancorp, 9701 Wilshire Boulevard, Suite 700, Beverly Hills, CA 90212, telephone number 310-887-8500.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission.  The following documents, which are on file with the Commission (File No. 001-36408), are incorporated in this registration statement by reference:

(a)         the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 1, 2017;

(b)         the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed on May 10, 2017;

(c)          the Company’s Current Reports on Form 8-K filed on April 6, 2017, April 17, 2017 and May 9, 2017 and Amendment to Current Report on Form 8-K filed on February 15, 2017 (in each case to the extent filed and not furnished); and

(d)         the description of our Common Stock contained in Registration Statement No. 333-203573 on Form S-4 filed on April 22, 2015, including any amendment or report filed for the purpose of updating such description (the “Form S-4”).

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.         Description of Securities.

The description of the Common Stock contained in the Form S-4 is incorporated herein by reference.

Item 5.         Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon for the Company by Kori L. Ogrosky, its Executive Vice President, General Counsel and Corporate Secretary.  As of May 12, 2017, Kori L. Ogrosky beneficially owned approximately 25,624 shares of Common Stock.

Item 6.         Indemnification of Directors and Officers.

The Company’s certificate of incorporation provides that a director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law.  The Company’s bylaws also provide that, to the maximum extent permitted by law, the Company will indemnify any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Company or serves or served at the request of the Company as a director, officer or employee of any other enterprise.  Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding will be paid or reimbursed by the Company promptly upon receipt by the Company of a commitment from such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company.  The bylaws do not limit the power of the Company or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons as otherwise pursuant to the bylaws.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.         Undertakings.

1.              Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.              Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 15th day of May, 2017.

PacWest Bancorp

By:	/s/ Kori L. Ogrosky
Kori L. Ogrosky
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of PacWest Bancorp, hereby severally constitute and appoint John M. Eggemeyer, Matthew P. Wagner, Patrick J. Rusnak and Kori L. Ogrosky, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PacWest Bancorp to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Eggemeyer	Chairman of the Board of Directors	May 15, 2017
John M. Eggemeyer

/s/ Matthew P. Wagner	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2017
Matthew P. Wagner

/s/ Patrick J. Rusnak	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2017
Patrick J. Rusnak

/s/ Bart R. Olson	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2017
Bart R. Olson

/s/ Tanya M. Acker	Director	May 15, 2017
Tanya M. Acker

/s/ Paul R. Burke	Director	May 15, 2017
Paul R. Burke

/s/ Craig A. Carlson	Director	May 15, 2017
Craig A. Carlson

/s/ C. William Hosler	Director	May 15, 2017
C. William Hosler

/s/ Susan E. Lester	Director	May 15, 2017
Susan E. Lester

/s/ Roger H. Molvar	Director	May 15, 2017
Roger H. Molvar

/s/ James J. Pieczynski	Director	May 15, 2017
James J. Pieczynski

/s/ Daniel B. Platt	Director	May 15, 2017
Daniel B. Platt

/s/ Robert A. Stine	Director	May 15, 2017
Robert A. Stine

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kori L. Ogrosky as to the validity of the Common Stock

10.1	PacWest Bancorp 2017 Stock Incentive Plan

23.1	Consent of KPMG LLP

23.2	Consent of Kori L. Ogrosky (included in her opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages hereto)